EXHIBIT 99.1

Home BancShares, Inc. Announces Record Quarterly Earnings of $33.9 Million Plus Record Quarterly Organic Loan Growth of $279.9 Million

CONWAY, Ark., July 16, 2015 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced a record quarterly profit of $33.9 million, or $0.50 diluted earnings per share for the second quarter of 2015 compared to $28.4 million or $0.43 diluted earnings per share for the same quarter in 2014. The Company increased its second quarter earnings by $5.5 million or 19.3% for the three months ended June 30, 2015 compared to the same period of the previous year. Additionally, the Company produced record quarterly organic non-covered loan growth of $279.9 million during the second quarter of 2015.

Because acquisitions are growth and capital management strategies, earnings excluding amortization of intangibles after-tax are useful in evaluating the Company. Diluted earnings per share excluding intangible amortization for the second quarter of 2015 was $0.51 compared to $0.44 diluted earnings per share excluding intangible amortization for the same period in 2014.

"I'm pleased to report the non-covered loan portfolio has increased $569.0 million since the first quarter. Excluding the acquisition of $289.1 million of national commercial real estate loans, our momentum for generating non-covered organic loan growth was great this quarter, growing non-covered loans organically by a record $279.9 million," said John Allison, Chairman. "As a result of our strong capital position, we are adequately prepared to continue entertaining strategic opportunities in areas within and surrounding our existing footprint and supporting loan growth in our legacy organization."

"For the seventeenth consecutive quarter, the second quarter of 2015 has become the most profitable quarter in the Company's history," said Randy Sims, Home BancShares, Inc. Chief Executive Officer. "Not only did the Company report an outstanding $2.8 million or 9.0% increase from our previously reported record earnings, but we also reported record results for diluted earnings per share of $0.50 per share and core efficiency ratio of 40.30%. Additionally, on July 11, 2015, we completed the systems conversion of Doral Florida and now can speed up the process of improving the financial metrics to maximize returns to our shareholders."

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our FDIC loss sharing and non-loss sharing acquisitions. During our second quarter 2015 impairment testing, no pools were determined to have a material projected credit improvement. There have been no projected credit improvements since the third quarter of 2014 testing. As a result, there was only a $59,000 decline of recognized accretion yield from the first quarter of 2015 to the second quarter of 2015. Consequently, yields on loans and net interest margin for the quarter just ended are relatively comparable to the first quarter of 2015.

Net interest income for the second quarter of 2015 increased 9.5% to $85.4 million from $78.0 million during the second quarter of 2014. For the second quarter of 2015, the effective yield on non-covered loans and covered loans was 5.63% and 18.40%, respectively. Net interest margin, on a fully taxable equivalent basis, was 5.00% for the quarter just ended.

The Company experienced an $814,000 decrease in the provision for loan losses for non-covered loans during the second quarter of 2015 versus 2014. This expected decrease is primarily a reflection of a slowdown in the migration of the acquired Liberty loans from purchased-loan accounting treatment to originated-loan accounting treatment offset by provisioning for second quarter 2015 organic loan growth. Based upon current accounting guidance, the allowance for loan losses is not carried over in an acquisition. As a result, none of the acquired loans had any allocation of the allowance for loan losses at merger date. This is the result of all loans acquired being recorded at fair value in accordance with the fair value methodology prescribed in ASC Topic 820. However, as the acquired loans payoff or renew and the acquired footprint originates new loan production, it is necessary to establish an allowance which represents an amount that, in management's judgment, will be adequate to absorb credit losses. Traditionally, there is a large migration of these loans during the first year after acquisition, which can create an elevated provision for loan losses as was the case during 2014 with respect to the Liberty acquisition.

The Company reported $17.0 million of non-interest income for the second quarter of 2015, compared to $11.5 million for the second quarter of 2014. The most important components of the second quarter non-interest income were $6.5 million from other service charges and fees, $6.1 million from service charges on deposits accounts, $3.0 million from mortgage lending income, $1.4 million from other income, $1.2 million from trust fees (includes a $788,000 one-time receipt of trust fees), $640,000 from insurance commissions offset by the $2.2 million of net amortization on the FDIC indemnification asset.

As a result of the recognized credit improvements in prior years, the Company has been decreasing the base of the indemnification asset to be recognized as FDIC amortization over the weighted average life of the loss-share agreements. The recognition of this amortization has begun to slow down as the five-year loss-share is beginning to expire. Consequently, there was a $1.8 million decline of FDIC indemnification amortization from the first quarter of 2015 to the second quarter of 2015.

Non-interest expense for the second quarter of 2015 was $43.3 million compared to $38.6 million for the second quarter of 2014. This increase is primarily associated with the establishment of the Centennial Commercial Finance Group (Centennial CFG) in New York City. For the second quarter of 2015, our core efficiency ratio was 40.30% which is improved from the 41.56% reported for second quarter of 2014.

Financial Condition

Total non-covered loans were $5.50 billion at June 30, 2015 compared to $4.82 billion at December 31, 2014. Total covered loans were $159.9 million at June 30, 2015 compared to $240.2 million at December 31, 2014.  Total deposits were $5.88 billion at June 30, 2015 compared to $5.42 billion at December 31, 2014.  Total assets were $8.07 billion at June 30, 2015 compared to $7.40 billion at December 31, 2014.

Since the first quarter of 2015, non-covered loans increased $569.0 million. On April 1, 2015, the Company acquired a pool of national commercial real estate loans from J.C. Flowers & Co. LLC totaling approximately $289.1 million. The Company produced approximately $279.9 million of organic non-covered loan growth since March 31, 2015, of which $223.7 million is associated with loan originations in the legacy footprint with the remaining $56.2 million being associated with Centennial CFG.

Non-performing non-covered loans were $39.9 million as of June 30, 2015, of which $25.6 million, $13.6 million and $686,000 were located in Arkansas, Florida and Alabama, respectively. Non-performing non-covered loans as a percent of total non-covered loans were 0.73% as of June 30, 2015 compared to 0.82% as of December 31, 2014.  Non-performing non-covered assets were $56.4 million as of June 30, 2015, of which $37.5 million, $18.2 million and $701,000 were located in Arkansas, Florida and Alabama, respectively. Non-performing non-covered assets as a percent of total non-covered assets were 0.71% as of June 30, 2015 compared to 0.79% as of December 31, 2014.

The Company's allowance for loan losses for non-covered loans was $55.9 million at June 30, 2015, or 1.02% of total non-covered loans, compared to $52.5 million, or 1.09% of total non-covered loans, at December 31, 2014.  As of June 30, 2015 and December 31, 2014, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 3.33% and 3.88%, respectively. This decrease is primarily the result of the increase in non-covered loans during 2015 plus projected credit improvement on the acquired impaired loans. As of June 30, 2015 and December 31, 2014, the Company's allowance for loan losses for non-covered loans was 140% and 133% of its total non-performing non-covered loans, respectively.

Stockholders' equity was $1.06 billion at June 30, 2015 compared to $1.02 billion at December 31, 2014, an increase of $46.4 million. Book value per common share was $15.67 at June 30, 2015 compared to $15.03 at December 31, 2014.  Tangible book value per common share was $10.61 at June 30, 2015 compared to $9.90 December 31, 2014 for an annualized increase of 14.5%.

Branches

In an effort to achieve efficiencies primarily from the acquisitions prior to 2015, the Company closed one Arkansas location during the second quarter of 2015 and has plans to close two Arkansas, one Alabama and two Florida locations during the third quarter of 2015. The Company currently has 82 branches in Arkansas, 59 branches in Florida, 7 branches in Alabama and has opened a loan production office in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, July 16, 2015. Interested parties can listen to this call by calling 1-877-508-9586 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10067277, which will be available until July 23, 2015 at 10:59 p.m. CT (11:59 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission (the "SEC") on February 27, 2015, and in its Registration Statement on Form S-4 filed with the SEC on July 2, 2015.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in Arkansas, Florida, South Alabama and has opened a loan production office in New York City. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(In thousands)	2015	2015	2014	2014	2014

ASSETS

Cash and due from banks	$ 116,682	$ 115,448	$ 105,438	$ 109,067	$ 122,167
Interest-bearing deposits with other banks	87,729	82,123	7,090	28,416	21,385
Cash and cash equivalents	204,411	197,571	112,528	137,483	143,552
Federal funds sold	--	6,100	250	44,275	850
Investment securities - available-for-sale	1,080,000	1,069,745	1,067,287	1,067,617	1,122,803
Investment securities - held-to-maturity	336,993	344,518	356,790	296,036	205,566
Loans receivable not covered by loss share	5,499,028	4,929,989	4,817,314	4,583,015	4,133,109
Loans receivable covered by FDIC loss share	159,891	169,460	240,188	250,970	263,157
Allowance for loan losses	(60,258)	(56,526)	(55,011)	(52,844)	(51,173)
Loans receivable, net	5,598,661	5,042,923	5,002,491	4,781,141	4,345,093
Bank premises and equipment, net	209,425	209,326	206,912	211,726	196,194
Foreclosed assets held for sale not covered by loss share	16,539	17,402	16,951	19,367	20,960
Foreclosed assets held for sale covered by FDIC loss share	4,472	6,309	7,871	13,513	17,196
FDIC indemnification asset	15,874	19,435	28,409	42,104	56,626
Cash value of life insurance	75,015	74,722	74,444	70,913	64,066
Accrued interest receivable	24,447	23,542	24,075	23,366	20,847
Deferred tax asset, net	62,088	59,594	65,227	68,070	73,151
Goodwill	322,728	322,728	325,423	313,320	301,736
Core deposit and other intangibles	19,816	20,916	20,925	21,004	19,984
Other assets	103,913	99,143	93,689	86,436	77,516
Total assets	$ 8,074,382	$ 7,513,974	$ 7,403,272	$ 7,196,371	$ 6,666,140

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 1,406,051	$ 1,328,689	$ 1,203,306	$ 1,170,441	$ 1,129,073
Savings and interest-bearing transaction accounts	3,099,522	3,120,803	2,974,850	2,830,829	2,756,060
Time deposits	1,372,463	1,452,733	1,245,815	1,276,001	1,306,876
Total deposits	5,878,036	5,902,225	5,423,971	5,277,271	5,192,009
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	150,746	178,615	176,465	160,895	144,602
FHLB borrowed funds	866,907	277,477	697,957	713,553	349,110
Accrued interest payable and other liabilities	56,166	55,268	28,761	25,145	22,358
Subordinated debentures	60,826	60,826	60,826	60,826	60,826
Total liabilities	7,012,681	6,474,411	6,387,980	6,237,690	5,768,905

Stockholders' equity
Common stock	677	676	676	665	651
Capital surplus	780,731	779,856	781,328	749,573	709,516
Retained earnings	274,409	248,951	226,279	203,107	182,382
Accumulated other comprehensive income	5,884	10,080	7,009	5,336	4,686
Total stockholders' equity	1,061,701	1,039,563	1,015,292	958,681	897,235
Total liabilities and stockholders' equity	$ 8,074,382	$ 7,513,974	$ 7,403,272	$ 7,196,371	$ 6,666,140

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(In thousands)	2015	2015	2014	2014	2014	2015	2014

Interest income
Loans	$ 82,360	$ 75,487	$ 80,011	$ 75,917	$ 75,404	$ 157,847	$ 150,417
Investment securities
Taxable	5,130	5,543	5,168	4,905	4,762	10,673	9,232
Tax-exempt	2,774	2,752	2,843	2,552	2,379	5,526	4,696
Deposits - other banks	44	91	24	20	29	135	53
Federal funds sold	3	8	15	7	12	11	28

Total interest income	90,311	83,881	88,061	83,401	82,586	174,192	164,426

Interest expense
Interest on deposits	3,311	3,258	3,074	3,243	3,095	6,569	6,479
Federal funds purchased	1	1	1	2	--	2	--
FHLB borrowed funds	1,053	1,050	1,108	1,035	952	2,103	1,898
Securities sold under agreements to repurchase	163	172	181	186	168	335	350
Subordinated debentures	334	329	327	330	328	663	656

Total interest expense	4,862	4,810	4,691	4,796	4,543	9,672	9,383

Net interest income	85,449	79,071	83,370	78,605	78,043	164,520	155,043
Provision for loan losses	5,381	3,787	5,370	4,241	6,115	9,168	13,053
Net interest income after provision for loan losses	80,068	75,284	78,000	74,364	71,928	155,352	141,990

Non-interest income
Service charges on deposit accounts	6,056	5,418	6,143	6,275	6,193	11,474	12,104
Other service charges and fees	6,499	6,216	6,273	5,977	5,978	12,715	11,664
Trust fees	1,186	432	313	306	323	1,618	759
Mortgage lending income	2,955	1,932	2,341	1,901	1,801	4,887	3,314
Insurance commissions	640	567	977	984	934	1,207	2,350
Income from title services	36	34	60	59	53	70	103
Increase in cash value of life insurance	295	308	319	322	281	603	569
Dividends from FHLB, FRB, Bankers' bank & other	419	415	405	389	501	834	817
Gain on acquisitions	--	1,635	--	--	--	1,635	--
Gain on sale of SBA loans	--	--	--	183	--	--	--
Gain (loss) on sale of premises & equipment, net	21	8	(97)	(35)	445	29	454
Gain (loss) on OREO, net	(263)	493	264	529	859	230	1,398
Gain (loss) on securities, net	--	4	--	--	--	4	--
FDIC indemnification accretion/(amortization), net	(2,202)	(3,956)	(7,439)	(6,947)	(6,622)	(6,158)	(11,366)
Other income	1,385	1,164	652	888	793	2,549	1,554

Total non-interest income	17,027	14,670	10,211	10,831	11,539	31,697	23,720

Non-interest expense
Salaries and employee benefits	22,056	19,390	19,911	19,368	18,813	41,446	37,746
Occupancy and equipment	6,678	6,049	6,320	6,234	6,251	12,727	12,477
Data processing expense	3,063	2,419	1,842	1,801	1,793	5,482	3,586
Other operating expenses	11,453	12,855	13,076	15,414	11,763	24,308	24,168

Total non-interest expense	43,250	40,713	41,149	42,817	38,620	83,963	77,977

Income before income taxes	53,845	49,241	47,062	42,378	44,847	103,086	87,733
Income tax expense	19,939	18,122	17,136	15,007	16,418	38,061	31,967
Net income	$ 33,906	$ 31,119	$ 29,926	$ 27,371	$ 28,429	$ 65,025	$ 55,766

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2015	2015	2014	2014	2014	2015	2014

PER SHARE DATA

Diluted earnings per common share	$ 0.50	$ 0.46	$ 0.44	$ 0.41	$ 0.43	$ 0.96	$ 0.85
Diluted earnings per common share excluding intangible amortization	0.51	0.47	0.46	0.42	0.44	0.98	0.87
Basic earnings per common share	0.50	0.46	0.44	0.41	0.44	0.96	0.86
Dividends per share - common	0.125	0.125	0.100	0.100	0.075	0.250	0.150
Book value per common share	15.67	15.38	15.03	14.42	13.77	15.67	13.77
Tangible book value per common share	10.61	10.30	9.90	9.39	8.83	10.61	8.83

STOCK INFORMATION

Average common shares outstanding	67,632	67,589	67,291	66,223	65,140	67,611	65,131
Average diluted shares outstanding	67,915	67,923	67,653	66,616	65,545	67,912	65,523
End of period common shares outstanding	67,774	67,577	67,571	66,483	65,142	67,774	65,142

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.72%	1.67%	1.62%	1.56%	1.70%	1.70%	1.67%
Return on average assets excluding intangible amortization	1.83%	1.79%	1.74%	1.68%	1.83%	1.81%	1.80%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	3.20%	3.04%	3.13%	3.08%	3.27%	3.12%	3.27%
Return on average common equity	12.98%	12.33%	11.96%	11.58%	12.96%	12.66%	12.98%
Return on average tangible common equity excluding intangible amortization	19.68%	18.99%	18.72%	18.46%	20.94%	19.34%	21.20%
Efficiency ratio	40.39%	41.41%	41.87%	45.70%	41.09%	40.88%	41.58%
Core efficiency ratio	40.30%	40.84%	40.15%	41.88%	41.56%	40.55%	41.48%
Net interest margin - FTE	5.00%	4.94%	5.26%	5.26%	5.50%	4.97%	5.49%
Fully taxable equivalent adjustment	$ 1,879	$ 1,855	$ 1,911	$ 1,728	$ 1,624	$ 3,734	$ 3,215
Total revenue	107,338	98,551	98,272	94,232	94,125	205,889	188,146

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$ 33,906	$ 31,119	$ 29,926	$ 27,371	$ 28,429	$ 65,025	$ 55,766
Intangible amortization after-tax	669	686	707	701	697	1,355	1,406
Earnings excluding intangible amortization	$ 34,575	$ 31,805	$ 30,633	$ 28,072	$ 29,126	$ 66,380	$ 57,172

GAAP diluted earnings per share	$ 0.50	$ 0.46	$ 0.44	$ 0.41	$ 0.43	$ 0.96	$ 0.85
Intangible amortization after-tax	0.01	0.01	0.02	0.01	0.01	0.02	0.02
Diluted earnings per share excluding intangible amortization	$ 0.51	$ 0.47	$ 0.46	$ 0.42	$ 0.44	$ 0.98	$ 0.87

OTHER OPERATING EXPENSES

Advertising	$ 657	$ 779	$ 792	$ 673	$ 581	$ 1,436	$ 1,103
Merger and acquisition expenses	--	1,417	1,711	3,772	106	1,417	955
Amortization of intangibles	1,100	1,129	1,163	1,153	1,147	2,229	2,314
Electronic banking expense	1,299	1,232	1,351	1,307	1,312	2,531	2,650
Directors' fees	281	295	243	236	206	576	433
Due from bank service charges	286	215	199	200	205	501	404
FDIC and state assessment	1,172	1,396	1,144	972	1,058	2,568	2,172
Insurance	617	666	685	657	582	1,283	1,196
Legal and accounting	706	447	666	510	419	1,153	836
Other professional fees	560	488	394	716	583	1,048	1,090
Operating supplies	509	434	473	468	515	943	987
Postage	295	309	329	323	327	604	679
Telephone	470	504	503	548	463	974	917
Other expense	3,501	3,544	3,423	3,879	4,259	7,045	8,432

Total other operating expenses	$ 11,453	$ 12,855	$ 13,076	$ 15,414	$ 11,763	$ 24,308	$ 24,168

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2015	2015	2014	2014	2014

BALANCE SHEET RATIOS

Total loans to total deposits	96.27%	86.40%	93.24%	91.60%	84.67%
Common equity to assets	13.1%	13.8%	13.7%	13.3%	13.5%
Tangible common equity to tangible assets	9.3%	9.7%	9.5%	9.1%	9.1%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$ 52,731	$ 52,471	$ 50,695	$ 48,248	$ 44,024
Loans charged off	3,339	3,150	3,811	2,544	2,526
Recoveries of loans previously charged off	1,184	541	1,121	750	635
Net loans (recovered)/charged off	2,155	2,609	2,690	1,794	1,891
Provision for loan losses	5,301	2,869	4,466	4,241	6,115
Balance, end of period	$ 55,877	$ 52,731	$ 52,471	$ 50,695	$ 48,248

Discount for credit losses on non-covered loans acquired	131,746	134,699	139,720	148,172	157,705
Net (recoveries) charge-offs on loans not covered by loss share to average non-covered loans	0.16%	0.22%	0.23%	0.16%	0.18%
Allowance for loan losses for non-covered loans to total non-covered loans	1.02%	1.07%	1.09%	1.11%	1.17%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	3.33%	3.70%	3.88%	4.20%	4.80%

Covered
Balance, beginning of period	$ 3,795	$ 2,540	$ 2,149	$ 2,925	$ 4,967
Loans charged off	--	772	858	863	1,051
Recoveries of loans previously charged off	186	265	345	87	128
Net loans charged off/(recovered)	(186)	507	513	776	923
Provision for loan losses forecasted outside of loss share	1	(295)	904	--	280
Provision for loan losses before benefit attributable to FDIC loss share agreements	399	2,057	--	--	(1,399)
Benefit attributable to FDIC loss share agreements	(320)	(844)	--	--	1,119
Net provision for loan losses	80	918	904	--	--
Increase (decrease) in FDIC indemnificaton asset	320	844	--	--	(1,119)
Balance, end of period	$ 4,381	$ 3,795	$ 2,540	$ 2,149	$ 2,925

Total allowance for loan losses	$ 60,258	$ 56,526	$ 55,011	$ 52,844	$ 51,173

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 29,033	$ 25,354	$ 24,691	$ 22,381	$ 21,900
Non-covered loans past due 90 days or more	10,847	12,160	14,871	18,644	23,081
Total non-performing non-covered loans	39,880	37,514	39,562	41,025	44,981
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	16,539	17,402	16,951	19,367	20,960
Other non-performing non-covered assets	12	--	--	--	10
Total other non-performing non-covered assets	16,551	17,402	16,951	19,367	20,970
Total non-performing non-covered assets	$ 56,431	$ 54,916	$ 56,513	$ 60,392	$ 65,951

Allowance for loan losses for non-covered loans to non-performing non-covered loans	140.11%	140.56%	132.63%	123.57%	107.26%
Non-performing non-covered loans to total non-covered loans	0.73%	0.76%	0.82%	0.90%	1.09%
Non-performing non-covered assets to total non-covered assets	0.71%	0.75%	0.79%	0.88%	1.04%

Home BancShares, Inc.
Loan Information
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2015	2015	2014	2014	2014

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 2,477,688	$ 2,042,781	$ 1,987,890	$ 1,918,827	$ 1,733,029
Construction/land development	796,589	733,564	700,139	660,107	603,216
Agricultural	81,633	82,985	72,211	78,243	64,409
Residential real estate loans
Residential 1-4 family	997,952	976,719	963,990	935,547	887,097
Multifamily residential	321,593	274,515	250,222	251,726	218,615
Total real estate	4,675,455	4,110,564	3,974,452	3,844,450	3,506,366
Consumer	48,320	51,852	56,720	57,821	56,197
Commercial and industrial	658,501	641,411	670,124	547,706	447,459
Agricultural	72,766	58,317	48,833	64,875	56,852
Other	43,986	67,845	67,185	68,163	66,235
Loans receivable not covered by loss share	$ 5,499,028	$ 4,929,989	$ 4,817,314	$ 4,583,015	$ 4,133,109

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 54,777	$ 58,251	$ 93,979	$ 99,518	$ 107,171
Construction/land development	24,003	25,495	39,946	42,713	44,763
Agricultural	848	875	943	1,039	1,145
Residential real estate loans
Residential 1-4 family	72,002	76,758	87,309	90,088	91,706
Multifamily residential	1,394	1,421	8,617	8,263	10,002
Total real estate	153,024	162,800	230,794	241,621	254,787
Consumer	17	17	16	22	20
Commercial and industrial	6,118	5,887	8,651	8,295	7,368
Agricultural	--	--	--	--	--
Other	732	756	727	1,032	982
Loans receivable covered by loss share	$ 159,891	$ 169,460	$ 240,188	$ 250,970	$ 263,157

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2015			March 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 84,443	$ 44	0.21%	$ 151,693	$ 91	0.24%
Federal funds sold	4,355	3	0.28%	15,290	8	0.21%
Investment securities - taxable	1,082,113	5,130	1.90%	1,081,613	5,543	2.08%
Investment securities - non-taxable - FTE	327,088	4,543	5.57%	327,984	4,504	5.57%
Loans receivable - FTE	5,507,405	82,470	6.01%	5,068,580	75,590	6.05%
Total interest-earning assets	7,005,404	92,190	5.28%	6,645,160	85,736	5.23%
Non-earning assets	895,317			896,648
Total assets	$ 7,900,721			$ 7,541,808

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 3,149,490	$ 1,576	0.20%	$ 3,040,876	$ 1,474	0.20%
Time deposits	1,418,803	1,735	0.49%	1,335,984	1,784	0.54%
Total interest-bearing deposits	4,568,293	3,311	0.29%	4,376,860	3,258	0.30%
Federal funds purchased	213	1	1.88%	1,125	1	0.36%
Securities sold under agreement to repurchase	168,314	163	0.39%	179,561	172	0.39%
FHLB borrowed funds	677,108	1,053	0.62%	639,251	1,050	0.67%
Subordinated debentures	60,826	334	2.20%	60,826	329	2.19%
Total interest-bearing liabilities	5,474,754	4,862	0.36%	5,257,623	4,810	0.37%
Non-interest bearing liabilities
Non-interest bearing deposits	1,344,580			1,227,323
Other liabilities	33,622			33,381
Total liabilities	6,852,956			6,518,327
Shareholders' equity	1,047,765			1,023,481
Total liabilities and shareholders' equity	$ 7,900,721			$ 7,541,808
Net interest spread			4.92%			4.86%
Net interest income and margin - FTE		$ 87,328	5.00%		$ 80,926	4.94%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2015			June 30, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 117,883	$ 135	0.23%	$ 58,849	$ 53	0.18%
Federal funds sold	9,792	11	0.23%	27,393	28	0.21%
Investment securities - taxable	1,081,864	10,673	1.99%	1,021,752	9,232	1.82%
Investment securities - non-taxable - FTE	327,534	9,047	5.57%	287,007	7,678	5.39%
Loans receivable - FTE	5,289,205	158,060	6.03%	4,415,814	150,650	6.88%
Total interest-earning assets	6,826,278	177,926	5.26%	5,810,815	167,641	5.82%
Non-earning assets	895,978			933,324
Total assets	$ 7,722,256			$ 6,744,139

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 3,095,483	$ 3,050	0.20%	$ 2,797,102	$ 2,506	0.18%
Time deposits	1,377,623	3,519	0.52%	1,453,755	3,973	0.55%
Total interest-bearing deposits	4,473,106	6,569	0.30%	4,250,857	6,479	0.31%
Federal funds purchased	666	2	0.61%	308	--	0.00%
Securities sold under agreement to repurchase	173,906	335	0.39%	142,862	350	0.49%
FHLB borrowed funds	658,284	2,103	0.64%	376,823	1,898	1.02%
Subordinated debentures	60,826	663	2.20%	60,826	656	2.17%
Total interest-bearing liabilities	5,366,788	9,672	0.36%	4,831,676	9,383	0.39%
Non-interest bearing liabilities
Non-interest bearing deposits	1,286,275			1,029,004
Other liabilities	33,502			16,873
Total liabilities	6,686,565			5,877,553
Shareholders' equity	1,035,691			866,586
Total liabilities and shareholders' equity	$ 7,722,256			$ 6,744,139
Net interest spread			4.90%			5.43%
Net interest income and margin - FTE		$ 168,254	4.97%		$ 158,258	5.49%
CONTACT: FOR MORE INFORMATION CONTACT:
         Jennifer C. Floyd
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 339-2929